UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2008

THE AES CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-12291	54-1163725
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

4300 Wilson Boulevard, Suite 1100 Arlington, Virginia		22203
(Address of principal executive offices)		(Zip code)

(703) 522-1315

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On June 19, 2008, The AES Corporation (the “Company”) announced the results of its previously announced tender offer for its senior notes, accepting for purchase an aggregate of $762.6 million principal amount of senior notes.  The press release for this announcement is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 8.01 of this report on Form 8-K.

The Company expects settlement of the tender offer and the consent solicitation by paying the applicable total consideration, tender offer consideration and/or consent fee, as the case may be, for each series of notes to occur on June 19, 2008.  Once the Company pays the applicable consideration with respect to the Second Priority Senior Secured Notes (the “Secured Notes”) that have been validly tendered and accepted for payment in accordance with the tender offer and has paid the consent fee with respect to all consents that have been validly delivered in the consent solicitation prior to the early/tender consent time, the proposed amendments to the indenture governing the Secured Notes will become operative.  The proposed amendments eliminate many of the principal restrictive covenants in the indenture governing the Secured Notes.

A portion of the funds to pay the applicable consideration for the notes accepted for purchase in the tender offer and to pay the consent fee in the consent solicitation were derived from the Company’s issuance and sale of $625 million aggregate principal amount of its 8.0% Senior Notes due 2020 in a private placement pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended, which closed on May 19, 2008.

Item 9.01               Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 19, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 19, 2008

THE AES CORPORATION

By:	/s/ WILLARD C. HOAGLAND, III
	Name:	Willard C. Hoagland, III
	Title:	Vice President and Treasurer